EAGLE FUNDS

                       AGREEMENT AND DECLARATION OF TRUST

     AGREEMENT AND DECLARATION OF TRUST made this 10th day of August, 1999, by the Trustee whose signature is set forth below (together with all other persons from time to time duly elected, qualified and serving as Trustees in accordance with the provision of Article IV hereof, the "Trustees"), and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided.

                                   WITNESSETH

     WHEREAS, the Trustees hereunder are desirous of forming a trust for the purposes of carrying on the business of a management investment company; and

     WHEREAS, in furtherance of such purposes, the Trustees are acquiring and may hereafter acquire assets and properties, to hold and manage as trustees of a Massachusetts business trust with transferable shares in accordance with the provisions hereinafter set forth.

     NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets and properties, which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of Shares in this Trust as hereinafter set forth.

                                    ARTICLE I

                              NAME AND DEFINITIONS

SECTION 1.NAME, REGISTERED AGENT AND PRINCIPAL PLACE OF BUSINESS

     This Trust shall be known as the "Eagle Funds" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine. The registered agent for the Trust in Massachusetts shall be Lexis Document Services, Inc., 73 Tremont Street, 5th Floor, Boston, MA 02108, or such other person as the Trustees may from time to time designate. The principal place of business of the Trust is 250 North Rock Road, Suite 150, Wichita, Kansas 67206-2241. The Trustees may, without the approval of shareholders, change the registered agent and the principal place of business of the Trust.

SECTION 2.DEFINITIONS

     Whenever used herein, unless otherwise required by the context or specifically provided:

     (a) The "Trust" refers to the Massachusetts business trust established by this Agreement and Declaration of Trust, as amended from time to time, pursuant to Massachusetts General Laws, Chapter 182.

     (b) "Trustee" or "Trustees" refers to the signatory to this Agreement and Declaration of Trust so long as such signatory shall continue in office in accordance with the terms hereof, and all other individuals who at the time in question have been duly elected or appointed and qualified in accordance with Article IV and are then in office.

     (c) "Shares" mean the shares of beneficial interest described in Article III hereof and include fractions of shares as well as whole shares;

     (d) "Shareholder" means a record owner of Shares;

     (e) The "1940 Act" refers to the Investment Company Act of 1940 (and any successor statute) and the Rules and Regulations thereunder, all as amended from time to time;

     (f) The terms "Affiliated Person," "Assignment," "Commission," "Interested Person," "Principal Underwriter" and "vote of a majority of the outstanding voting securities" shall have the meanings given them in the 1940 Act;

     (g) "Declaration of Trust" shall mean this Agreement and Declaration of Trust as amended or restated from time to time;

     (h) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time; and

     (i) "Net Asset Value" shall have the meaning set forth in Section 6 of
         Article VII hereof.

                                   ARTICLE II

                               NATURE AND PURPOSE

     The Trust is a voluntary association (commonly known as a business trust) of the type referred to in Chapter 182 of the General Laws of the Commonwealth of Massachusetts. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general or a limited partnership, joint venture, corporation or joint stock company, nor shall the Trustees or Shareholders or any of them for any purpose be deemed to be, or be treated in any way whatsoever as though they were, liable or responsible hereunder as partners or joint venturers. The purpose of the Trust is to engage in, operate and carry on the business of an open-end management investment company and to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary in connection therewith.

                                   ARTICLE III

                                     SHARES

SECTION 1.DIVISION OF BENEFICIAL INTEREST

     (a) Shares of Beneficial Interest. The beneficial interest in the Trust shall be divided into such transferable Shares of beneficial interest, of such series or classes, and of such designations and par values (if any) and with such rights, preferences, privileges and restrictions as shall be determined by the Trustees in their sole discretion, without Shareholder approval, from time to time. Without limiting the authority of the Trustees set forth in this Article to establish and designate any further series or classes, the Trustees hereby establish and designate a single series of shares to be known as the "The
         Nasdaq 100 Index Fund Series" which shall initially consist of three classes of transferable shares (without par value). The number of Shares is unlimited and each Share shall be fully paid and nonassessable. The Trustees shall have full power and authority, in their sole discretion and without obtaining any prior authorization or vote of the Shareholders of the Trust or of the Shareholders of any series or class of Shares, to create and establish (and to change in any manner) Shares or any series or classes thereof with such preferences, voting powers, rights and privileges as the Trustees may from time to time determine; to divide or combine the Shares or the Shares of any series or classes thereof into a greater or lesser number; to classify or reclassify any issued Shares into one or more series or classes of Shares; to abolish any one or more series or classes of Shares; and to take such other action with respect to the Shares as the Trustees may deem desirable. Except as may be specifically set forth in subsection (b) of Section 1 of this
         Article III or in an instrument establishing and designating classes or series of Shares, the Shares shall have the powers, preferences, rights, qualifications, limitations and restrictions described below:

         (i) In the event of the termination of the Trust, the holders of the Shares shall be entitled to receive pro rata the net distributable assets of the Trust.

         (ii) Each holder of Shares shall be entitled to one vote for each Share held on each matter submitted to a vote of Shareholders, and the holders of outstanding Shares shall vote together as a single class.

         (iii) Dividends or other distributions to Shareholders, when, as and if declared or made by the Trustees, shall be shared equally by the holders of Shares on a share for share basis, such dividends or other distributions or any portion thereof to be paid in cash or to be reinvested in full and fractional Shares of the Trust as the Trustees shall direct.

         (iv) Any Shares purchased, redeemed or otherwise reacquired by the Trust shall be cancelled automatically upon redemption or repurchase and the number of issued and outstanding Shares shall thereupon be reduced by such amount.

         (v) Shares may be issued from time to time, without the vote of the Shareholders (or, if the Trustees in their sole discretion deem advisable with a vote of Shareholders), either for cash or for such other consideration (which may be in any one or more instances a certain specified consideration or certain specified considerations) and on such terms as the Trustees, from time to time, may deem advisable, and the Trust may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities).

         (vi) The Trust may issue Shares in fractional denominations to the same extent as its whole Shares, and Shares in fractional denominations shall be Shares having proportionately to the respective fractions represented thereby all the rights of whole Shares, including, without limitation, and the right to vote, the right to receive dividends and distributions and the right to participate upon termination of the Trust. The Trustees may from time to time, without the vote of Shareholders, divide or combine Shares into a greater or lesser number without thereby changing their proportionate beneficial interest in the Trust.

     (b) Establishment of Series and Classes of Shares.

         (i) Series. The Trustees, in their sole discretion, without obtaining any prior authorization or vote of the Shareholders of the Trust or of the Shareholders of any series or class of Shares, from time to time may authorize the division of Shares into two or more series, the number and relative rights, privileges and preferences of which shall be established and designated by the Trustees, in their discretion, upon and subject to the following provisions:

               (1) All Shares shall be identical except that there may be such variations as shall be fixed and determined by the Trustees between different series as to purchase price, right of redemption, and the price, terms and manner of redemption, and special and relative rights as to dividends and on liquidation.

               (2) The number of authorized Shares and the number of Shares of each series that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any series into one or more series that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any series reacquired by the Trust at their discretion from time to time.

               (3) The power of the Trustees to invest and reinvest the assets of the Trust allocated or belonging to any particular series shall be governed by Section 2, Article IV hereof unless otherwise provided in the instrument of the Trustees establishing such series which is hereinafter described.

               (4) Each Share of a series shall represent a beneficial interest in the net assets allocated or belonging to such series only, and such interest shall not extend to the assets of the Trust generally. Dividends and distributions on Shares of a particular series may be paid with such frequency as the Trustees may determine, which may be monthly or otherwise, pursuant to a standing vote or votes adopted only once or with such frequency as the Trustees may determine, to the Shareholders of that series only, from such of the income and capital gains, accrued or realized, from the assets belonging to that series. All dividends and distributions on Shares of a particular series shall be distributed pro rata to the Shareholders of that series in proportion to the number of Shares of that series held by such Shareholders at the date and time of record established for the payment of such dividends or distributions. Shares of any particular series of the Trust may be redeemed solely out of the assets of the Trust allocated or belongings to that series. Upon liquidation or termination of a series of the Trust, Shareholders of such series shall be entitled to receive a pro rata share of the net assets of such series only.

               (5) Notwithstanding any provision hereof to the contrary, on any matter submitted to a vote of the Shareholders of the Trust, all Shares then entitled to vote shall be voted by individual series, except that (i) when required by the 1940 Act to be voted in the aggregate, Shares shall not be voted by individual series, (ii) when the Trustees have determined that the matter affects only the interests of Shareholders of one or more series, only Shareholders of such series shall be entitled to vote thereon, and (iii) all series shall vote together on the election of Trustees.

               (6) The establishment and designation of any series of Shares (in addition to the initial series noted in Subsection (a) of Section 1 of this Article) shall be effective upon the execution by a majority of the Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series or as otherwise provided in such instrument.

          (ii) Classes. Notwithstanding anything in this Declaration of Trust to the contrary, the Trustees may, in their discretion, without obtaining any prior authorization or vote of the Shareholders of the Trust or of the Shareholders of any series or class of Shares, from time to time authorize the division of Shares of the Trust or any series thereof into Shares of one or more classes upon the execution by a majority of the Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such class or classes. All Shares of a class shall be identical with each other and with the Shares of each other class of the same series except for such variations between classes as may be approved by the Board of Trustees and set forth in such instrument of establishment and designation and be permitted under the 1940 Act or pursuant to any exemptive order issued by the Commission.

SECTION 2.OWNERSHIP OF SHARES

     The ownership and transfer of Shares shall be recorded on the books of the Trust or its transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent of the Trust, as the case may be, shall be conclusive as to who are the Shareholders of each series and class and as to the number of Shares of each series and class held from time to time by each Shareholder.

SECTION 3.INVESTMENTS IN THE TRUST; ASSETS OF A SERIES

     The Trustees may issue Shares of the Trust to such persons and on such terms and, subject to any requirements of law, for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as they may from time to time authorize.

     All consideration received by the Trust for the issue or sale of Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to such series of Shares for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust and are, together with any General Items (as hereinafter defined) allocated to that series as provided in the following sentence. In the event that there are any assets, income, earnings, profits or proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular series (collectively "General Items"), the Trustees shall allocate such General Items to and among any one or more of the series created from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items allocated to a particular series shall belong to that series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes.

SECTION 4.RIGHT TO REFUSE ORDERS

     The Trust by action of its Trustees shall have the right to refuse to accept any subscription for its Shares at any time without any cause or reason therefore whatsoever. Without limiting the foregoing, the Trust shall have the right not to accept subscriptions under circumstances or in amounts as the Trustees in their sole discretion consider to be disadvantageous to existing Shareholders and the Trust may from time to time set minimum and/or maximum amounts which may be invested in Shares by a subscriber.

SECTION 5.ORDER IN PROPER FORM

     The criteria for determining what constitutes an order in proper form and the time of receipt of such an order by the Trust shall be prescribed by resolution of the Trustees.

SECTION 6.WHEN SHARES BECOME OUTSTANDING

     Shares subscribed for and for which an order in proper form has been received shall be deemed to be outstanding as of the time of acceptance of the order therefore and the determination of the net price thereof, which price shall be then deemed to be an asset of the Trust.

SECTION 7.MERGER OR CONSOLIDATION

     In connection with the acquisition of all or substantially all the assets or stock of another investment company, investment trust, or of a company classified as a personal holding company under Federal Income Tax laws, the Trustees may issue or cause to be issued Shares of a series and accept in payment therefor, in lieu of cash, such assets at their market value, or such stock at the market value of the assets held by such investment company or investment trust, either with or without adjustment for contingent costs or liabilities.

SECTION 8.NO PREEMPTIVE RIGHTS, ETC.

     Shareholders shall have no preemptive or other right to acquire, purchase or subscribe for any additional Shares or other securities issued by the Trust other than such right, if any, as the Trustees in their discretion may determine.

The Shareholders shall have no appraisal rights with respect to their Shares and, except as otherwise determined by the Trustees in their sole discretion, shall have no exchange or conversion rights with respect to their Shares.

SECTION 9.STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY

     Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of the Declaration of Trust and to have become a party thereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

SECTION 10.SHAREHOLDER INSPECTION RIGHTS

     Any Shareholder or his agent may inspect and copy during normal business hours any of the following documents of the Trustee: the Declaration of Trust, By-Laws, minutes of the proceedings of the Shareholders and annual financial statements of the Trust, including a balance sheet and financial statements of operations. The foregoing rights of inspection of Shareholders of the Trust are the exclusive and sole rights of the Shareholders with respect thereto and no shareholder of the Trust shall have, as a Shareholder, the right to inspect or copy any of the books, records or other documents of the Trust except as specifically provided in this Section 10 of this Article III or except as otherwise determined by the Trustees.

                                   ARTICLE IV

                                  THE TRUSTEES

SECTION 1.NUMBER, DESIGNATION, ELECTION, TERM, ETC.

  (a) Initial Trustee. Upon her execution of this Declaration of Trust or a counterpart hereof or some other writing in which she accepts such Trusteeship and agrees to the provisions hereof, Robin K. Pinkerton shall become a Trustee hereof.

  (b) Qualification and Number. Each Trustee shall be a natural person. A Trustee need not be a Shareholder, a citizen of the United States, or a resident of the Commonwealth of Massachusetts. The Trustees serving as such, whether named above or hereafter becoming Trustees, may by vote or consent of a majority of Trustees then in office increase or decrease the number of Trustees to a number other than the number heretofore determined which number shall not be less than three nor more than fifteen except during the period that the initial Trustee named above is sole Trustee.
      No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to subsection (d) of this Section 1.

  (c) Term. Each Trustee, whether named above or hereafter becoming a Trustee, shall serve as a Trustee until the next meeting of Shareholders, if any, called for the purpose of considering the election or re-election of such Trustee or of a successor to such Trustee, and until his successor is elected and qualified, if any, elected at such meeting, or until such Trustee sooner dies, resigns, retires or is removed. Any Trustee who is appointed by the Trustees in the interim to fill a vacancy as provided hereunder shall have the same remaining term as that of his predecessor, if any, or such term as the Trustees may determine. Prior to any sale of Shares pursuant to any public offering, the initial Trustee named above shall have the right to appoint other persons as Trustees each to serve with such initial Trustee as aforesaid until the first meeting of Shareholders called for the purpose of the election or re-election of such Trustee or of a successor to such Trustee.

  (d) Resignation and Removal. Any Trustee may resign his trust or retire as a Trustee (without need for prior or subsequent accounting except in the event of removal) by an instrument in writing signed by him and delivered or mailed to the Chairman, if any, the President or the Secretary, and such resignation or retirement shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any Trustee who has become incapacitated by illness or injury as determined by a majority of the other Trustees, may be retired by written instrument signed by a majority of the other Trustees. Except as aforesaid, any Trustee may be removed from office only for "Cause" (as hereinafter defined) and only (i) by action of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Shares, or (ii) by written instrument, signed by at least sixty- six and two-thirds percent (66-2/3%) of the remaining Trustees, specifying the date when such removal shall become effective. "Cause" shall require willful misconduct, dishonesty, fraud or a felony conviction.

  (e) Vacancies. Any vacancy or anticipated vacancy resulting from any reason, including without limitation the death, resignation, retirement, removal or incapacity of any of the Trustees, or resulting from an increase in the number of Trustees by the other Trustees may (but so long as there are at least three remaining Trustees as required by Section 1(b) of this Article, need not unless required by the 1940 Act) be filled either by a majority of the remaining Trustees through the appointment in writing of such other person as such remaining Trustees in their discretion shall determine or, whenever deemed appropriate by the remaining Trustees, by the election by the Shareholders, at a meeting called for such purpose, of a person to fill such vacancy, and such appointment or election shall be effective upon the written acceptance of the person named therein to serve as a Trustee and agreement by such person to be bound by the provisions of this Declaration of Trust, except that any such appointment or election in anticipation of a vacancy to occur by reason of retirement, resignation, or increase in number of Trustees to be effective at a later date shall become effective only at or after the effective date of said retirement, resignation, or increase in number of Trustees. As soon as any Trustee so appointed or elected shall have accepted such appointment or election and shall have agreed in writing to be bound by this Declaration of Trust and the appointment or election is effective, the Trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance.

      Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, or the number of Trustees as fixed is reduced, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees, and during the period during which any such vacancy shall occur, only the Trustees then in office shall be counted for the purposes of the existence of a quorum or any action to be taken by such Trustees.

  (f) Mandatory Election by Shareholders. Notwithstanding the foregoing provisions of this Section 1, the Trustees shall call a meeting of the Shareholders for the election of one or more Trustees at such time or times as may be required in order that the provisions of the 1940 Act may be complied with, and the authority hereinabove provided for the Trustees to appoint any successor Trustee or Trustees shall be restricted if such appointment would result in failure of the Trust to comply with any provision of the 1940 Act.

  (g) Effect of Death, Resignation, Etc. The death, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul or terminate the Trust or to revoke or terminate any existing agency or contract created or entered into pursuant to the terms of this Declaration of Trust.

  (h) No Accounting. Except under circumstances which would justify his removal for cause, no person ceasing to be a Trustee as a result of his death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

  (i) Voting Requirements. In addition to the voting requirements imposed by law or by any other provision of this Declaration of Trust, the provisions set forth in this Article IV may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this
      Article IV be adopted, without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Shares. In the event the holders of the outstanding shares of any series or class are required by law or any other provision of this Declaration of Trust to approve such an action by a class vote of such holders, such action must be approved by the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Shares of such series or class or such lower percentage as may be required by law.

SECTION 2.POWERS

     The Trustees, subject only to the specific limitations contained in this Declaration of Trust or otherwise imposed by the 1940 Act or other applicable law, shall have, without further or other authorization and free from any power or control of the Shareholders, full, absolute and exclusive power, control and authority over the Trust assets and the business and affairs of the Trust to the same extent as if the Trustees were the sole and absolute owners thereof in their own right and to do all such acts and things as in their sole judgment and discretion are necessary and incidental to, or desirable for the carrying out of any of the purposes of the Trust or conducting the business of the Trust. Any determination made in good faith by the Trustees of the purposes of the Trust or the existence of any power or authority hereunder shall be conclusive. The enumeration of any power herein shall not be construed as limiting the aforesaid powers. In construing the provisions of this Declaration of Trust, there shall be a presumption in favor of the grant of power and authority to the Trustees. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust containing provisions relating to the business of the Trust, the conduct of its affairs, its rights or powers and the rights or powers of its Shareholders, Trustees, officers, employees and other agents and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; fill vacancies in their number, including vacancies resulting from increases in their number, unless a vote of the Trust's Shareholders is required to fill such vacancies pursuant to the 1940 Act; elect and remove such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or all of the powers and authority of the Trustees as the Trustees may determine; appoint an advisory board, the members of which shall not be Trustees and need not be Shareholders; employ one or more investment advisers or managers as provided in
Section 5 of this Article IV; employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities; retain a transfer agent or a Shareholder services agent, or both; provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise; set record dates for any purpose; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any employee of the Trust or to any such investment adviser, investment subadviser, transfer agent, custodian, underwriter or other independent contractor or agent of the Trust.

     In furtherance of and not in limitation of the foregoing, the Trustees shall have power and authority:

  (a) To invest and reinvest in, to buy or otherwise acquire, to hold, for investment or otherwise, to sell or otherwise dispose of, to lend or to pledge, to trade in or deal in securities or interests of all kinds, however evidenced, or obligations of all kinds, however evidenced, or rights, warrants, or contracts to acquire such securities, interests, or obligations, of any private or public company, corporation, association, general or limited partnership, trust or other enterprise or organization, foreign or domestic, or issued or guaranteed by any national or state government, foreign or domestic, or their agencies, instrumentalities or subdivisions (including but not limited to, bonds, debentures, bills, time notes and all other evidences of indebtedness); negotiable or non-negotiable instruments; any and all options and futures contracts, derivatives or structured securities; government securities and money market instruments (including but not limited to, bank certificates of deposit, finance paper, commercial paper, bankers acceptances, and all kinds of repurchase agreements) and, without limitation, all other kinds and types of financial instruments;

  (b) To invest and reinvest in, to buy or otherwise acquire, to hold for investment or otherwise, to sell or otherwise dispose of foreign currencies and funds, and to make deposits in banks, savings banks, trust companies, and savings and loan associations, foreign or domestic;

  (c) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop, and dispose of (by sale or otherwise) any property, real or personal, and any interest therein;

  (d) To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

  (e) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

  (f) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

  (g) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

  (h) To allocate assets, liabilities and expenses of the Trust to a particular series or class of Shares or to apportion the same among two or more series or classes, provided that any liabilities or expenses incurred by a particular series or class shall be payable solely out of the assets of that series or class;

  (i) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or property of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

  (j) To join with other security holders in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;

  (k) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

  (1) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

  (m) To borrow funds;

  (n) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all such obligations;

  (o) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or manager, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;

  (p) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

  (q) Subject to Article X, Section 1 hereof, to merge, or consolidate the Trust with any other corporation, association, trust or other organization; or to sell, convey, transfer, or lease all or substantially all of the assets of the Trust;

  (r) To issue, sell, repurchase, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer and otherwise deal in Shares and in any options, warrants or other rights to purchase Shares or any other interests in the Trust other than Shares;

  (s) To set apart, from time to time, out of any funds of the Trust a reserve or reserves for any proper purpose, and to abolish any such reserve;

  (t) To establish, from time to time, a minimum total investment for Shareholders, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon such terms as shall be established by the Trustees; and

  (u) To make distributions to Shareholders.

     Except as otherwise provided herein, in the By-Laws or the 1940 Act, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (if a quorum be present), within or without Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other simultaneously and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Trustees then in office.

SECTION 3.PAYMENT OF EXPENSES, ALLOCATION OF LIABILITIES

     The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation (including reimbursements to themselves for expenses and disbursements) and such expenses and charges for the services of the Trust's officers, employees, investment adviser or manager, principal underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

     The assets of a particular series of Shares shall be charged with the liabilities incurred in respect of such series and with all expenses, costs, charges, and reserves attributable to that series (including, in the discretion of the Trustees, or their delegate, accrued expenses and reserves) and shall be so recorded upon the books of the Trust. Liabilities, expenses, costs, charges and reserves charged to a particular series, together with any General Items (as hereinafter defined) allocated to that series as provided in the following sentence, are herein referred to as "liabilities of" that series. In the event there are any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series (collectively "General Items"), the Trustees shall allocate and charge such General Items to and among any one or more of the series created from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable; and any General Items so allocated and charges to a particular series shall belong to that series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes. The Trustees may delegate from time to time the power to make such allocation to one or more Trustees or to an agent of the Trust appointed for such purpose.

SECTION 4.OWNERSHIP OF ASSETS OF THE TRUST

     The assets of each Series of the Trust and of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the assets of each Series of the Trust and of the Trust shall at all times be considered as automatically vested in the Trustees as shall be from time to time in office. Upon the resignation, retirement, removal, incapacity or death of a Trustee, such Trustee shall automatically cease to have any right, title or interest in any of the Trust property, and the right, title and interest of such Trustee in the Trust property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective without the execution or delivery of any conveyancing or other instruments. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any Series thereof or any right of partition or possession thereof.

SECTION 5.ADVISORY, MANAGEMENT AND DISTRIBUTION

     Subject to approval by the vote of a majority of the outstanding voting securities of a series of the Trust to the extent required by the 1940 Act, the Trustees may on behalf of such series, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services with a corporation, trust, association or other organization, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of such series shall be held uninvested and to make changes in such series' investments. The Trustees may also, at any time and from time to time, contract with a corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine. The Trustees may also in their discretion from time to time enter into transfer agency and/or shareholder service contracts, in each case, with such terms and conditions, and providing for such compensation, as the Trustees may in their discretion deem advisable.

  The fact that:

  (a) any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, advisor, principal underwriter, or distributor or agent of or for any corporation, trust, association, or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management or principal underwriter's or distributor's contract, or transfer, Shareholder services or other agency contract or contract of the character described in Article VI (a "custodial contract") may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

  (b) any corporation, trust, association or other organization with which an advisory or management or principal underwriter's or distributor's contract, custodial contract or transfer, Shareholder services or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter's or distributor's contract, custodial contract or transfer, Shareholder services or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other businesses or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

  In addition to the foregoing, the same person (including a firm, corporation, partnership, trust or association) may be the other party to contracts entered into pursuant to this section or Article VI and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this section and Article VI.

                                    ARTICLE V

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

SECTION 1.VOTING POWERS

  The Shareholders shall have power to vote only: (a) for the election or removal of Trustees as provided in Article IV, Section 1; (b) with respect to any investment advisor or manager as provided in Article IV, Section 5 to the extent required by the 1940 Act; (c) with respect to any termination or reorganization of the Trust or any series thereof to the extent and as provided in Article X, Section 1; (d) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article X, Section 4 or Article IV,
Section 1(i); (e) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders; and (f) with respect to such additional matters relating to the Trust as may be required by law, the 1940 Act, this Declaration of Trust, the By-Laws or any registration of the Trust with the Securities and Exchange Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Nothing contained herein shall be construed as requiring approval of Shareholders for any transaction, whether deemed a reorganization, merger, consolidation or otherwise whereby the Trust issues shares in connection with the acquisition of assets (including those subject to liabilities) from any other investment company or similar entity.

  Each whole share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional share shall be entitled to a proportionate fractional vote except that Shares held in the treasury (if any) of the Trust shall not be voted. Notwithstanding any other provision of the Declaration of Trust, on any matter submitted to a vote of Shareholders all Shares of the Trust then entitled to vote shall be voted by individual series and not in the aggregate, except as provided in Sections 1(b)(i)(5) and 1(b)(ii) of Article III. There shall be no cumulative voting in the election of Trustees or on any matter submitted to a vote by Shareholders. Shares may be voted in person or by proxy.

  A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the Trust receives a specific written notice to the contract from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

  Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by Shareholders.

SECTION 2.SHAREHOLDER MEETINGS

  Meetings of Shareholders (including meetings involving only one or more but less than all series) may be called and held from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Such meetings shall be held at the principal office of the Trust as set forth in the By-Laws of the Trust, or at any such other place within the United States as may be designated in the call thereof, which call shall be made by the Trustees or the Chairman of the Trust. Meetings of Shareholders may be called by the Trustees or such other person or persons as may be specified in the By-Laws and shall be called by the Trustees or such other person or persons as may be specified in the By-Laws upon written application by Shareholders holding at least 25% (or ten percent (10%) if the purpose of the meeting is to determine if a Trustee is to be removed from office) of the Shares then outstanding requesting a meeting be called for a purpose requiring action by the Shareholders as provided herein or in the By-Laws which purpose shall be specified in any such written application.

  Shareholders shall be entitled to at least ten days' written notice of any meeting of the Shareholders, except where the meeting is an adjourned meeting and the date, time and place were announced at the time of adjournment.

SECTION 3.QUORUM AND REQUIRED VOTE

  The presence at a meeting of Shareholders in person or by proxy of Shareholders entitled to vote at least thirty percent (30%) of all votes entitled to be cast at the meeting of each series entitled to vote as a series shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust permits or requires that the holders of Shares shall vote in the aggregate and not as a series, then the presence in person or by proxy of Shareholders entitled to vote at least thirty percent (30%) of all votes entitled to be cast at the meeting (without regard to series) shall constitute a quorum. If a quorum is present when a duly called or held meeting is convened, the Shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of Shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

  Except when a larger vote is required by any provisions of the 1940 Act, this Declaration of Trust or the By-Laws, a majority of the Shares of each series voted on any matter shall decide such matter insofar as that series is concerned, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of Shares vote in the aggregate and not as a series, then a majority of the Shares voted on the matter (without regard to series) shall decide such matter and a plurality shall elect a Trustee.

SECTION 4.ACTION BY WRITTEN CONSENT

  Any action taken by Shareholders may be taken without a meeting if Shareholders entitled to vote more than fifty percent (50%) of the votes entitled to be cast on the matter of each series or, where any provision of law or of this Declaration of Trust permits or requires that the holders of Shares vote in the aggregate and not as a series, if Shareholders entitled to vote more than fifty percent (50%) of the votes entitled to be cast thereon (without regard to series) (or in either case such larger vote as shall be required by any provision of this Declaration of Trust or the By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

SECTION 5.ADDITIONAL PROVISIONS

  The By-Laws may include further provisions for Shareholders' votes and meetings and related matters not inconsistent with the provisions hereof.

                                   ARTICLE VI

                                    CUSTODIAN

  All securities and cash of the Trust shall be held by one or more custodians and subcustodians, each meeting the requirements for a custodian contained in the 1940 Act, or shall otherwise be held in accordance with the 1940 Act.

                                   ARTICLE VII

                   DISTRIBUTIONS, REDEMPTIONS AND REPURCHASES,
                      AND DETERMINATION OF NET ASSET VALUE

SECTION 1.DISTRIBUTIONS

  The Trustees may in their sole discretion from time to time declare and pay or may prescribe and set forth in a duly adopted vote or votes of the Trustees, the bases and time for the declaration and payment to the Shareholders of any series such dividends and distributions, as the Trustees may determine, after providing for actual and accrued expenses and liabilities of such series (including such reserves as the Trustees may establish) determined in accordance with good accounting practices. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. Distributions of any series, if any be made, shall be in Shares of such series or a class thereof, in cash or otherwise and on a date or dates determined by the Trustees. At any time and from time to time in their discretion, the Trustees may distribute to the Shareholders of any series as of a record date or dates determined by the Trustees, in Shares of such series thereof, in cash or otherwise, all or part of any gains realized on the sale or disposition of property of the series or otherwise, or all or part of any other principal of the Trust attributable to the series thereof. Any distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with this Declaration of Trust. The Trustees have the power, in their discretion, to distribute for any year amounts sufficient to enable the Trust as a "regulated investment company" under the Internal Revenue Code of 1954 as amended (or any successor thereto) to avoid any liability for federal income tax in respect of that year.

SECTION 2.REDEMPTIONS AND REPURCHASES

  Any holder of Shares of the Trust may upon presentation of a request in proper form, together with his certificates, if any, for such Shares, in proper form for transfer to the Trust or duly authorized agent of the Trust, request redemption of his shares for the net asset value thereof determined and computed in accordance with the provisions of this Section 2 and the provisions of Section 6 of this Article VII (less any applicable sales charge and redemption fee).

  Upon receipt by the Trust or its duly authorized agent, as the case may be, of such a request for redemption of Shares in proper form, such Shares shall be redeemed at the net asset value per share of the particular series or class thereof (less any applicable sales charge or redemption fee) next determined after such request is received or determined as of such other time fixed by the Trustees as may be permitted or required by the 1940 Act. The criteria for determining what constitutes a proper request for redemption and the time of receipt of such request shall be fixed by the Trustees.

  The obligation of the Trust to redeem its Shares of each series or class thereof as set forth above in this Section 2 shall be subject to the condition that such obligation may be suspended by the Trust by or under authority of the Trustees during any period or periods when and to the extent permissible under the 1940 Act. If there is such a suspension, any Shareholder may withdraw any request for redemption which has been received by the Trust during any such period and the applicable net asset value with respect to which would but for such suspension be calculated as of a time during such period. Upon such withdrawal, the Trust shall return to the Shareholder the certificates therefor, if any.

  The Trust may also purchase, repurchase or redeem Shares in accordance with such other methods, upon such other terms and subject to such other conditions as the Trustees may from time to time authorize at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or the purchase is made. Shares of any series redeemed or repurchased by the Trust hereunder shall be cancelled upon such redemption or repurchase without further action by the Trust or the Trustees and the number of issued and outstanding Shares of such series shall thereupon be reduced by such amount, unless the Trustees determine to hold such required Shares in the treasury of the Trust or otherwise.

SECTION 3.PAYMENT FOR SHARES REDEEMED

  Payment of the redemption price for Shares of the Trust or any series or class thereof redeemed pursuant to this Article VII shall be made by the Trust or its duly authorized agent after receipt by the Trust or its duly authorized agent of a request for redemption in proper form (together with any certificates for such Shares as provided in Section 2 above) in accordance with procedures and subject to conditions prescribed by the Trustees; provided, however, that payment may be postponed during the period in which the redemption of Shares is suspended under Section 2 above. Subject to any generally applicable limitation imposed by the Trustees, any payment on redemption, purchase or repurchase by the Trust of Shares may, if authorized by the Trustees, be made wholly or partly in kind. Such payment in kind shall be made by distributing securities or other property, constituting, in the opinion of the Trustees, a fair representation of the various types of securities and other property then held by the series of Shares being redeemed, purchased or repurchased (but not necessarily involving a portion of each of the series' holdings) and taken at their value used in determining the net asset value of the Shares in respect of which payment is made.

SECTION 4.REDEMPTIONS AT THE OPTION OF THE TRUST

  The Trustees, in their sole discretion, may cause the Trust to redeem Shares of the Trust or one or more series thereof held by any Shareholder at the net asset value thereof as determined in accordance with Section 6 of this Article VII, if at such time such Shareholder owns fewer Shares of a series than, or Shares of a series having an aggregate net asset value of less than, the minimum amount determined from time to time by the Trustees. Any such redemption at the option of the Trust shall be made in accordance with such other criteria and procedures for determining the Shares to be redeemed, the redemption date and the means of effecting such redemption as the Trustees may from time to time authorize.

SECTION 5.ADDITIONAL PROVISIONS RELATING TO REDEMPTIONS AND REPURCHASES

  The completion of redemption, purchase or repurchase of Shares shall constitute a full discharge of the Trust or series thereof and the Trustees with respect to such Shares. No dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any series) with respect to, nor any redemption or repurchase of, the Shares of any series shall be effected by the Trust other than from the assets of such series.

SECTION 6.DETERMINATION OF NET ASSET VALUE

  The Trustees may in their sole discretion from time to time prescribe and shall set forth in the By-Laws or in a duly adopted vote or votes of the Trustees such bases and times for determining the per Share net asset value of the Shares and the valuation of portfolio assets as they deem necessary or desirable.

  The Trust may suspend the determination of net asset value during any period when it may suspend the right of the holders of Shares to require the Trust to redeem Shares.

SECTION 7.HOW LONG SHARES ARE OUTSTANDING

  Shares of the Trust surrendered to the Trust for redemption by it pursuant to the provisions of Section 2 of this Article VII shall be deemed to be outstanding until the redemption price thereof is determined pursuant to this
Article VII and, thereupon and until paid, the redemption price thereof shall be deemed to be a liability of the Trust. Shares of the Trust purchased by the Trust in the open market shall be deemed to be outstanding until confirmation of purchase thereof by the Trust and, thereupon and until paid, the redemption price thereof shall be deemed to be a liability of the Trust. Shares of the Trust redeemed by the Trust pursuant to Section 4 of this Article VII shall be deemed to be outstanding until said Shares are deemed to be redeemed in accordance with procedures adopted by the Trustees pursuant to said Section 4.

                                  ARTICLE VIII

              COMPENSATION AND LIMITATION OF LIABILITY OF TRUSTEES

SECTION 1.COMPENSATION

  The Trustees as such shall be entitled to reasonable compensation from the Trust if the rate thereof is prescribed in advance by such Trustees. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust, it being recognized that such employment may result in such Trustee being considered an Affiliated Person or an Interested Person.

SECTION 2.LIMITATION OF LIABILITY

  No personal liability for any debt or obligation of the Trust shall attach to any Trustee of the Trust. Without limiting the foregoing, a Trustee shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, investment advisor or subadvisor or manager, principal underwriter or custodian, nor shall any Trustee be responsible for the act or omission of any other Trustee. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

  Every note, bond, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee and neither such Trustees or Trustee nor the Shareholders shall be personally liable thereon.

  Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that this Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust or a particular series of Shares, and may contain such further recital as he or she or they may deem appropriate, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually.

  All persons extending credit to, contracting with or having any claim against the Trust or a particular series of Shares shall look only to the assets of the Trust or the assets of that particular series of Shares, as the case may be, for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agent, whether past, present or future, shall be personally liable therefor.

SECTION 3.TRUSTEES' GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY

  The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable only for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of any other party to any contract entered into hereunder. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

SECTION 4.LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES

  No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

                                   ARTICLE IX

                                 INDEMNIFICATION

  Subject to the exceptions and limitations contained in this Article, every person who is, or has been, a Trustee, officer, employee or agent of the Trust (including persons who serve at the request of the Trust as directors, officers, trustees, employees or agents of another organization in which the Trust has an interest as a shareholder, creditor or otherwise) hereinafter referred to as a "Covered Person," shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been such a Trustee, director, officer, employee or agent and against amounts paid or incurred by him in settlement thereof.

  No indemnification shall be provided hereunder to a Covered Person:

  (a) against any liability to the Trust or its Shareholders by reason of a final adjudication by the court or other body before which the proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

  (b) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust; or

  (c) in the event of a settlement or other disposition not involving a final adjudication (as provided in paragraph (a) or (b)) and resulting in a payment by a Covered Person, unless there has been either a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or a reasonable determination, based on a review of readily available facts (as opposed to a full trial-type inquiry) that he did not engage in such conduct:

      (i) by a vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

      (ii) by written opinion of independent legal counsel.

  The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel other than Covered Persons may be entitled by contract or otherwise under law.

  Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for indemnification under this Article shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Article, provided that either:

  (a) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

  (b) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or independent legal counsel in a written opinion shall determine, based upon a review of the readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

  As used in this Article, a "Disinterested Trustee" is one (a) who is not an "interested person" of the Trust (as defined by the 1940 Act (including anyone who has been exempted from being an "interested person" by any rule, regulation or order of the Securities and Exchange Commission)), and (b) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending.

  As used in this Article, the words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, administrative or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include without limitation, attorneys' fees, costs, judgments, accounts paid in settlement, fines, penalties and other liabilities.

  No personal liability for any debt or obligation of the Trust shall attach to any Shareholder or former Shareholder of the Trust. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the particular series of Shares of which he or she is or was a Shareholder to be held harmless from and indemnified against all loss and expense arising from such liability; provided, however, there shall be no liability or obligation of the Trust arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder's ownership of Shares or for losses suffered by reason of any changes in value of any Trust assets. The Trust shall, upon request of the Shareholder or former Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

                                    ARTICLE X

                                  MISCELLANEOUS

SECTION 1.DURATION, TERMINATION AND REORGANIZATION OF TRUST

  Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by the Trustees by written notice to the Shareholders without a vote of the Shareholders of the Trust, or the Trust may be terminated by the vote of the Shareholders entitled to vote more than fifty percent (50%) of the votes entitled to be cast on the matter. If the Trust has more than one series, any series of Shares may be terminated at any time by the Trustees by written notice to the Shareholders of such series without a vote of the Shareholders of such series or by the vote of the Shareholders of such series entitled to vote more than fifty percent (50%) of the votes entitled to be cast on the matter.

  Upon termination of the Trust or of any one or more series of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the particular series as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the particular series to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Trust or the series involved, in the manner set forth by resolution of the Trustees.

  At any time by the affirmative vote of the Shareholders of the affected series entitled to vote more than fifty percent (50%) of the votes entitled to be cast on the matter, the Trustees may sell, convey and transfer the assets of the Trust, or the assets belonging to any one or more series, to another trust, partnership, association or corporation organized under the laws of any state of the United States, or to the Trust to be held as assets belonging to another Series of the Trust, in exchange for cash, shares or other securities (including, in the case of a transfer to another series of the Trust, Shares of such other series) with such transfer being made subject to, or with the assumption by the transferee of, the liability belonging to each series the assets of which are so distributed. Following such transfer, the Trustees shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities belonging to the affected series) among the Shareholders of the series the assets belonging to which have been so transferred; and if all of the assets of the Trust (or series as the case may be) have been so transferred, the Trust (or series) shall be terminated.

SECTION 2.FILING OF COPIES, REFERENCES, HEADINGS

  The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of The Commonwealth of Massachusetts, as well as any other governmental office where such filing may from time to time be required, provided, however, that failure to so file will not invalidate this instrument or any properly authorized amendment thereto. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein," "hereof" and "hereunder" shall be deemed to refer to this instrument as a whole and as amended from time to time. Masculine pronouns used herein shall be deemed to include the feminine and the neuter, as the case requires. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

SECTION 3.APPLICABLE LAW

  The Trust set forth in this instrument shall be deemed made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust. No provision of this Declaration shall be effective to require a waiver of compliance with any provisions of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or of the Commission thereunder.

SECTION 4.AMENDMENTS

  Except as otherwise specifically provided in this Declaration of Trust, this Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees when authorized so to do by vote of Shareholders holding more than fifty percent (50%) of the Shares entitled to vote, except that an amendment which shall affect the holders of one or more series or classes of Shares but not the holders of all outstanding series or classes shall be authorized by vote of the Shareholders holding more than fifty percent (50%) of the Shares entitled to vote of each series and class affected and no vote of Shareholders of a series or class not affected shall be required. In addition, notwithstanding any other provisions to the contrary contained in this Declaration of Trust, the Trustees may amend this Declaration of Trust without the vote or consent of Shareholders (i) at any time if the Trustees deem it necessary in order for the Trust or any series or class thereby to meet the requirements of applicable Federal or State laws or regulations, or the requirements of the regulated investment company provisions of the Internal Revenue Code, (ii) to designate series or classes or exercise other powers with respect thereto in accordance with Section 1 of Article III hereof, (iii) change the name of the Trust or to supply any omission, cure any ambiguity or cure, correct or supplement any defective or inconsistent provision contained herein, or (iv) for any reason at any time before a registration statement under the Securities Act of 1933, as amended, covering the initial public offering of Shares has become effective.

SECTION 5.TRUSTEES MAY RESOLVE AMBIGUITIES

  The Trustees may construe any of the provisions of this Declaration insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Trustees in good faith shall be conclusive as to the meaning to be given to such provisions.

SECTION 6.USE OF THE NAME

  The Trust is adopting its trust name and the name of the first Series of the proposed fund by permission of Ranson & Associates ("RAI"), and the Trust's right to use the name "Eagle Funds" and the name "The Nasdaq 100 Index Fund" is subject to the right of RAI or its successors or assigns at any time to control the usage of the name

"Eagle Funds" and the name "The Nasdaq 100 Index Fund" by the Trust and to direct that the Trust stop using the name "Eagle Funds" and/or the name "The Nasdaq 100 Index Fund" in any form or combination as part of its name, service mark, as a Series of the Trust, and in any literature or reference whatsoever. All proprietary interest in the names "Eagle Funds" and "The Nasdaq 100 Index Fund" shall remain exclusively the property of RAI, and at the written request of RAI or its successors or assigns, delivered to the Trust at its registered office in Boston, Massachusetts, if any, and if none, at its principal office, the Trust shall forthwith stop using the name "Eagle Funds" and/or the name "The Nasdaq 100 Index Fund" in accordance with the provisions of such request. The provisions hereof are binding upon the Trust, its trustees, officers, Shareholders, creditors, successors or assigns, and all other persons claiming under or through it. The terms of this Section 6 do not preclude the use of the names "Eagle Funds" or "The Nasdaq 100 Index Fund" by any other person or organization, whether now existing or hereafter created, to which RAI may grant the right to such name.

  IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal for himself and his assigns, as of the day and year first above written.


(SEAL)                                   /s/ Robin K. Pinkerton
                                       --------------------------
                                         Robin K. Pinkerton
                                         Suite 150
                                         250 N. Rock Road
                                         Wichita, Kansas 67206


STATE OF KANSAS     )
                    )  SS.
COUNTY OF SEDGWICK  )


  Then personally appeared the above-named Robin K. Pinkerton who acknowledged the foregoing instrument to be his free act and deed, before me this 1st day of October, 1999.



                                        /s/ Cristine Minneman
                                       --------------------------
                                       Notary Public

                                       My Commission Expires:   4/9/01
                                                              ----------